IOWA STATE BANK
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CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$500,000.00	09-14-2016	10-14-2017	74341	1	114827-01	***	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower: American Power Group, Inc.
2503 East Poplar
Algona, IA 50511

Lender: Iowa State Bank
Main Office
5 East Call Street
Algona, IA 50511

Principal Amount: $500,000.00 **Date of Agreement: December 15, 2017**

DESCRIPTION OF EXISTING INDEBTEDNESS. Revolving Line of Credit note dated 09-14-2016 with a maximum credit amount of $500,000.00 and a current balance of $500,000.00.

DESCRIPTION OF COLLATERAL. Security Agreement (s) dated 09-14-2016, Business Loan Agreement dated 09-14-2016 and Guaranty from Matthew Van Steenwyk dated 09-14-2016 and Neil K. Braverman dated 09-14-2016.

DESCRIPTION OF CHANGE IN TERMS. Lender hereby extends maturity date from 12-18-2017 to 01-18-2018

Loan was previously modified on November 21, 2017 extending maturity date from 11-18-2017 to 12-18-2017 and previously modified on October 18, 2017 extending maturity from 10-14-2017 to 11-18-2017.

Payment due on 01-18-2018 will be for all outstanding principal plus all accrued unpaid interest.

All other terms remain the same.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS CHANGE IN TERMS AGREEMENT AND ALL OTHER DOCUMENTS RELATING TO THIS DEBT.

BORROWER:

AMERICAN POWER GROUP, INC.

By: ______________________
Charles E. Coppa, Chief Financial Officer of American Power Group, Inc.

LENDER:

IOWA STATE BANK

X ______________________
Levi J Traeger, Loan Officer